Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Baidu, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary shares, par value US$0.000000625 per share	Rule 457(c) and Rule 457(h)	281,230,346(3)	$11.95(3)	$3,361,054,172.63	$147.60 per $1,000,000	$496,091.60

Total Offering Amounts					$3,361,054,172.63		$496,091.60

Total Fee Offsets							—

Net Fee Due							$496,091.60

(1)

These shares may be represented by the Registrant’s American Depositary Shares, or ADSs, each represents eight Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under separate registration statements on Form F-6 (File No. 333-126546 and File No. 333-221823).

(2)

Represents Class A ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2023 Share Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.

(3)

The shares are reserved for future award grants under the Plan. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$95.61 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq on June 4, 2024.